Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Plan Administrator

Associated Banc-Corp 401(k) &

Employee Stock Ownership Plan

We consent to the incorporation by reference in the registration statement (No. 33-54658) on Form S-8 of Associated Banc-Corp of our report dated June 24, 2015, relating to the financial statements and supplemental schedule of the Associated Banc-Corp 401(k) & Employee Stock Ownership Plan, included in this Annual Report on Form 11-K of the Associated Banc-Corp 401(k) & Employee Stock Ownership Plan as of and for the year ended December 31, 2014.

/s/ Schenck CS

Certified Public Accountants

Green Bay, Wisconsin

June 24, 2015